CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Independent Auditors", "Financial Statements" and "Financial Highlights" in the Registration Statement (Form N-1A) of Potomac Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697) and this Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8243).


                                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois
December 23, 2003